Exhibit 3(ii)
BY-LAWS
OF
SOUTH TEXAS OIL COMPANY
(Formerly Known As Nutek Oil, Inc.)

ARTICLE I - OFFICES

SECTION l.l - Principal Office. The principal office of the corporation shall be in the State of Nevada in the City of Henderson, County of Clark.

SECTION l.2 - Other Offices.  The corporation may also have offices at such other places both within and without both the State of Nevada and State of Texas, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 2.l - Place of Meeting.  All meetings of stockholders for the election of directors shall be held at such place, either within or without the State as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2 - Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.3 - Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make available at every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.4 - Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of any class of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chairman of the Board or the President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State as the place for holding such meeting.

SECTION 2.5 - Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid.

SECTION 2.6 - Quorum. Unless otherwise provided by law, at any meeting of stockholders one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If  less than said numbers of the  outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without  further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.7 - Voting.  When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, or the Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder, bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting.  If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers  there under are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.8 - Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with by consents in writing to such corporate action being taken, if such consents are executed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents shall govern, as provided in Nevada Revised Statues 78.320(2).

SECTION 2.9 - Voting of Stock of Certain Holders. Shares  standing  in the name of  another  corporation,  domestic  or  foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation  may  prescribe,  or  in  the absence  of  such  provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer or such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver.  A  stockholder  whose shares are  pledged  shall be entitled to vote such shares, unless in the transfer  by the pledgor on  the  books  of  the corporation, he has expressly empowered the pledgee to vote thereon, in which  case  only  the  pledgee,  or his proxy, may represent the stock and vote thereon.

SECTION 2.10 - Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.11 - Closing of Books or Fixing of Record Date.  For the purpose of determining stockholders entitled to  notice  of  or  to vote at any meeting of stockholders or any adjournment thereof, or stockholders  entitled  to  receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed,  in any  case,  thirty  days.  If  the stock transfer books shall be closed for the purpose of determining stockholders  entitled  to  notice  of  or  to vote at a meeting  of  stockholders,  such  books  shall be closed for at least ten  days immediately preceding such meeting.  In lieu  of  closing  the  stock  transfer books, the directors may fix in advance a date as the record date for any  such determination of stockholders, such date in any case to be not more than thirty days and, in case of a meeting of stockholders, not less than ten days prior to the  date  on  which  the  particular  action  requiring  such determination of stockholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders  entitled  to  vote  at  any meeting  of  stockholders  has  been  made  as  provided  in this section, such determination shall apply to any adjournment thereof.

SECTION 2.12 - Fixing Record Date. The Board of Directors may  fix in advance a date,   not  exceeding   sixty  days  preceding  the  date  of  any meeting  of stockholders, or the date for payment of any dividend or distribution,  or  the date for the allotment of rights, or the date when any change, or conversion or exchange  of  capital  stock shall go into effect, or a date in connection with obtaining  a  consent,  as   a  records  date  for  the  determination  of  the stockholders entitled to notice  of,  and  to vote at, any such meeting and any adjournment thereof, or entitled to receive  payment  of  any  such dividend or distribution,  or to receive any such allotment of rights, or to  exercise  the rights in respect  of any such change, conversion or exchange of capital stock, or to give such consent,  and  in  such  case  such  stockholders and only such stockholders as shall be stockholders of record on the  date  so fixed shall be entitled to such notice of, and to vote at any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution,  or to receive such allotment or rights, or to exercise such rights, or to give such  consent, as  the case may be, notwithstanding any transfer of any stock on the books  of the corporation after any such records date fixed as aforesaid.

ARTICLE III - BOARD OF DIRECTORS

SECTION 3.l - Powers.  The business and affairs of the corporation shall be managed by its Board of Directors,  which  may  exercise all such powers of the corporation and do all such lawful acts and things  as are not by statute or by the Articles of Incorporation or by these By-Laws directed or  required  to be exercised or done by the stockholders.

SECTION 3.2 - Number, Election and Term. The number of directors which shall constitute the whole Board shall be a minimum of one (1).  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3 and as provided in the Articles of Incorporation and each director elected shall hold office until his successor shall be elected and shall qualify.  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  Directors need not be residents of the State or stockholders of the corporation.  The holders of the voting stock shall be entitled to elect all directors.

SECTION 3.3 - Vacancies, Additional Directors and Removal from Office.  Any vacancy in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing until the next annual election and until such director’s successor shall be duly elected and shall qualify, unless sooner displaced.  A director may be removed for cause at any special meeting of stockholders duly called and held for such purpose

SECTION 3.4 - Regular  Meeting.  A  regular  meeting  of the Board of Directors shall be held each year, without other notice than these  By-laws, at the place of,  and immediately following, the annual meeting of stockholders;  and  other regular  meetings  of  the  Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution. Members of the Board of Directors, or of  any  committee  designated  by  such  Board, may participate  in  any  regular or special meeting of such Board or committee  by means of telephone conference  or  similar communications equipment by means of which  all  persons participating in the  meeting  can  hear  each  other,  and participation  in  a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 3.5 - Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting, shall fix the time and any place, either within or without the State, as the place for holding such meeting.

SECTION 3.6 - Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance  of a director at any meeting shall constitute a waiver of notice of such meeting,  except  where  a  director  attends a meeting for the purpose of objecting  to  the  transaction of any business  because  the  meeting  is  not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the By-Laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

SECTION 3.7 - Quorum. A majority of the Board of Directors  shall  constitute a quorum  for  the  transaction  of  business  at  any  meeting  of  the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors,  except  as may  be  otherwise  specifically  provided  by  statute,  by  the  Articles  of Incorporation,  or  by  these  By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

SECTION 3.8 - Action Without Meeting.  Unless  otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or  of any committee thereof as provided in Article IV of these By-Laws, may be taken  without a meeting, if a  written  consent thereto is signed by all members of the Board  or  of  such committee, as  the  case  may  be,  and  such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.9 - Compensation. Directors, as  such,  shall  not be entitled to any stated salary for their services unless voted by the stockholders  or the Board of  Directors;  but  by  resolution of the Board of Directors, a fixed sum  and expenses of attendance, if  any,  may be allowed for attendance at each regular or special meeting of the Board of  Directors  or any meeting of a committee of directors. No provision of these By-Laws shall be  construed  to  preclude  any director  from  serving  the  corporation  in  any other capacity and receiving compensation therefor.

SECTION 3.l0 - Advisory Directors. The Board of Directors may establish the position of non-voting Advisory Director of such number and with such duties and compensation as the Board may, from time to time, determine.

ARTICLE IV - COMMITTEE OF DIRECTORS

SECTION 4.l - Committee: Designation, Powers, Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee, each such committee to consist of two or more of the directors of the corporation.  The  committee  shall have and may exercise such of the powers of the Board of Directors in the management  of the  business  and  affairs  of  the  corporation  as  may  be provided in such resolution.   The  committee  may authorize the seal of the corporation  to  be affixed to all papers which may  require  it;  but no such committee shall have the power or authority in reference to amending  the Articles of Incorporation, adopting  an  agreement  of  merger  or  consolidation,   recommending  to  the stockholders  the sale, lease or exchange of all or substantially  all  of  the corporation’s  property   and   assets,  recommending  to  the  stockholders  a dissolution of the corporation or  a  revocation  of a dissolution, or amending the By-Laws of the corporation; and no such committee  shall  have the power or authority  to  declare  a dividend or to authorize the issuance of  stock.  Any member of the committee may be removed by a majority or the members of the Board of Directors with or without cause. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.2 - Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.3 - Compensation. Members of special  or  standing  committees may be allowed  compensation  for  attending  committee  meetings,  if  the  Board  of Directors shall so determine.

ARTICLE V - NOTICE

SECTION 5.l - Methods of Giving Notice. Whenever under the provisions of  the statutes, the Articles  of  Incorporation, or these By-Laws, notice is required to be given to any director,  member  of  any  committee  or  stockholder. Such notice shall be in writing and delivered personally or mailed to such director, member or stockholder, provided that in the case of a director, or member of any committee, such notice may be given orally or by telephone or telegram. If mailed,  notice  to  a  director, member of a committee or stockholder shall be deemed to be given when deposited  in  the  United States mail first class in a sealed envelope, with postage thereon prepaid,  addressed.  In the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation.  In the case of a director or a member of a committee, to such person at his business address.  If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

SECTION 5.2 - Written Waiver. Whenever any notice is required to be given under the  provision of the statutes, the Articles of Incorporation or these By-Laws, a waiver  thereof  in writing, signed by the person or persons entitled to said notice, whether before  or  after  the  time  stated  therein,  shall be deemed equivalent thereto.

ARTICLE VI - OFFICERS

SECTION 6.l - Officers. The officers of the corporation shall be  a Chairman of the Board and Chief Executive Officer (the President may serve in this capacity at  the  direction  of  the Board of Directors), a President, one or more  Vice Presidents, any one or more  of  which  may  be  designated  an  Executive Vice President and a Vice President-Finance, a Secretary and a Treasurer.  The Board of Directors may, by resolution, create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices except as prohibited by law may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these By-Laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers.  None of the officers need to be a director or stockholder of the corporation.

SECTION 6.2 - Election and Term of Office. The officers of  the  corporation shall be elected annually  by  the  Board  of  Directors  at  its first regular meeting held after the annual meeting of stockholders or as soon  thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

SECTION 6.3 - Removal and Resignation.  Any  officer  or  agent elected or appointed  by  the  Board  of  Directors  may be removed without cause  by  the affirmative  vote of a majority of the board  of  Directors  whenever,  in  its judgment, the  best  interests  of the corporation shall be served thereby, but such removal shall be without prejudice  to  the contractual rights, if any, of the person so removed.  Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4 - Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, and removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5 - Salaries.  The  salaries  of all officers and  agents  of  the corporation shall be fixed by the Executive  Committee,  if any, or if there is no such committee, by the Board of Directors and no officer  shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.6 - Chairman of the Board and Chief Executive Officer.  The  Chairman of  the  Board  and  Chief  Executive  Officer shall be the principal executive officers of the corporation and shall preside  at  all meetings of the Board of Directors,  or  of  the  stockholders  of the corporation.  In the Chairman’s absence, such duties shall be attended to by the President. The Chairman shall formulate and submit to the Board of Directors  matters  of  general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. In the absence of the President, or in the event of his refusal or inability to act, the Chairman shall perform the duties and exercise the powers of the President.

SECTION 6.7 - President.  The President shall be subject to the control of the Board of Directors and shall, in general, supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.  He may also preside at any such meeting attended by the Chairman of the Board if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors.  The President shall keep the Board of Directors fully informed, and shall consult them concerning the business of the corporation.  He  may  sign  with the Secretary or any other officer  of the corporation thereunto authorized by  the  Board  of  Directors, certificates  for  shares  of the corporation, and any deeds, bonds, mortgages, contracts, checks, notes, drafts,  or  other  instruments  which  the  Board of Directors has authorized to be executed, except in cases where the signing  and execution thereof has been expressly delegated by these By-Laws or by the Board of  Directors  to  some  other officer or agent of the corporation, or shall be required by law to be otherwise  executed.  He  shall vote, at the direction of the Board of Directors, all shares of stock of any  other  corporation standing in  the  name  of the corporation and, in general, he shall perform  all  other duties normally  incident  to  the office of President and such other duties as may be prescribed by the stockholders,  or the Board of Directors, from time to time.

SECTION 6.8 - Vice President. In the absence of the President and the Chairman, or  in  the event of their inability or refusal  to  act,  the  Executive  Vice President  (or  in  the  event  there  shall  be  no  Vice President designated Executive Vice President), the Vice President-Finance shall  perform the duties and  exercise  the powers of the President and/or Chairman and Chief  Executive Officer.  Any  Vice  President  may  sign,  with  the  Secretary  or  Assistant Secretary, certificates  for  shares  of  the  corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, or the Board of Directors.

SECTION 6.9 - Secretary. The Secretary shall (a)  keep  the  minutes  of  the meetings  of the  stockholders,  the  Board  of  Directors  and  committees  of directors;  (b)  see  that  all  notices  are duly given in accordance with the provisions of these By-Laws and as required  by  law;  (c)  be custodian of the corporate records and of the seal of the corporation, and see  that the seal of the  corporation  or  a  facsimile  thereof is affixed to all certificates  for shares prior to the issue thereof and  to all documents, the execution of which on behalf of the corporation under its seal  is  duly  authorized in accordance with the provisions of these By-Laws: (d) keep or cause  to  be kept a register of the post office address of each stockholder which shall be furnished by such stockholder;  (e)  sign with the President, or an Executive Vice  President  or Vice President, certificates  for shares of the corporation, the issue of which shall have been authorized by resolution  of  the  Board of Directors; (f) have general  charge  of  the stock transfer books of the corporation;  and  (g)  in general, perform all duties  normally  incident  to the office of Secretary and such  other  duties  as from time to time may be assigned  to  him/her  by  the President, or the Board of Directors.

SECTION 6.l0 - Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds  and  securities of the  corporation; receive and give receipts for monies due and payable  to  the corporation  from any source whatsoever and deposit all such monies in the name of the corporation  in  such  banks,  trust  companies or other depositories as shall be selected in accordance with the provision  of Section 7.3 of these By-Laws,  and  in  general,  perform duties normally incident  to  the  office  of Treasurer and such other duties  as from time to time may be assigned to him by the President, or the Board of Directors.

SECTION 6.ll - Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant  Treasurers  shall, in general,  perform  such  duties  as  shall  be  assigned to them by the  Secretary  or  the  Treasurer  respectively, or by the President, or the Board of Directors. The Assistant Secretaries  and  Assistant Treasurers  shall,  in  the absence of the Secretary or Treasurer respectively, perform all functions and  duties  which such absent officers may delegate, but such delegation shall not relieve the  absent officer from the responsibilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers  shall respectively, if required by the  Board  of  Directors,  give bonds for the  faithful  discharge  of  their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII - CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.l - Contracts. Subject to the provisions of Section 6.l, the Board of Directors or Executive committee may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2 - Checks, etc. All checks, demands, drafts  or other orders for the payment of money, notes or other evidences of indebtedness  issued  in the name of  the corporation, shall be signed by such officer or officers or such  agent or agents  of the corporation, and in such manner as shall be determined by the Board of Directors of Management Committee.

SECTION 7.3 - Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors or Executive Committee may select.

ARTICLE VIII - CERTIFICATES OF STOCK

SECTION 8.l - Issuance. Each stockholder of this corporation shall be entitled to a certificate  or  certificates  showing  the  number  of  shares  of  stock registered  in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (l) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, and other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue  more than one class of stock or more than one series of any class, the designations,  preferences  and relative participating, optional or  other  special rights of each class of stock  or  series  thereof  and  the qualifications,  limitations  or  restrictions  of  such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class  of  stock;  provided that,  except  as  otherwise  provided  by  statute,  in  lieu of the foregoing requirements  there  may  be set forth on the face or back of  the  certificate which the corporation shall issue to represent such class or series of stock, a statement  that  the corporation  will  furnish  to  each  stockholder  who  so requests, the designations,  preferences  and relative, participating, optional or  other  special rights of each class of stock  or  series  thereof  and  the qualifications,  limitation or restrictions of such preferences and rights. All certificates surrendered  to the corporation for transfer shall be canceled and no new certificate shall be  issued  until  the  former  certificate for a like number of shares shall have been surrendered and canceled,  except  that in the case  of  a lost, stolen, destroyed or mutilated certificate a new one  may  be issued therefor  upon  such  terms  and  with  such  indemnity,  if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.2 - Lost Certificates.  The  Board of Directors may direct a  new certificate  or  certificates  to be issued in  place  of  any  certificate  or certificates theretofore issued  by  the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming  the  certificate  of stock to be  lost,  stolen  or  destroyed.  When authorizing such issue of a new  certificate  or  certificates,  the  Board  of Directors  may,  in its discretion and as a condition precedent to the issuance thereof, require the  owner  of  such  lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation  a  bond  in  such sum as it may direct as indemnity against any claim that may be made against  the corporation with  respect  to  the  certificate or certificates alleged to have been  lost, stolen or destroyed, or both.

SECTION 8.3 - Transfers.  Upon  surrender  to  the  corporation or the transfer agent  of  the  corporation  of  a  certificate  for shares  duly  endorsed  or accompanied  by  proper  evidence  of succession, assignment  or  authority  to transfer, it shall be the duty of the corporation to issue a new certificate to the  person  entitled  thereto, cancel  the  old  certificate  and  record  the transaction upon its books.   Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

SECTION 8.4 - Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State.

SECTION 8.5 - Restrictions and Options. Shareholders may enter into agreements among themselves reasonably restricting the transferability of shares owned by them or defining rights granted among Shareholders to purchase and/or sell such shares.

ARTICLE IX - DIVIDENDS

SECTION 9.l - Declaration. Dividends upon the capital stock of the corporation, subject  to  the provisions of the Articles of Incorporation, if any and subject to the provisions  of  Section 9.2, shall be declared quarterly by the Board of Directors at any regular or special meeting,  provided and  to the extent that cumulative profits to date exceed one-half of the operating expenses  per month and provided that dividends are declared only to the extent that profits exceed such amount. Dividends shall be paid in cash or by the issuance of like capital stock of the Company, as provided in Nevada Revised Statues 78.215(3).

SECTION 9.2 - Reserve. In no event shall a dividend be declared if cash on hand will as a result of the dividend be less than one-half of the month's expected operating expenses (the “Operating Reserve"). Before payment of any dividend there may also be set aside  out  of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute  discretion  think  proper  as   a   reserve   or   reserves  to  meet contingencies, or for equalizing dividends, or for repairing or maintaining any property  of  the  corporation,  or  for  such  other purpose as the  Board  of Directors shall think conducive to the interest of  the  corporation,  and  the Directors  may modify or abolish and such reserve in the manner in which it was created.

ARTICLE X - INDEMNIFICATION

SECTION l0.l - Third Party Actions. To the extent allowed by the State law, as same may be amended,  and  subject  to  the  required  procedure  thereof,  the corporation  shall  indemnify any person who was or is a party of is threatened to be made a party to  any  threatened,  pending  or  completed action, suit or proceeding,  whether  civil, criminal, administrative or  investigative  (other than an action by or in  the  right  of  the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation  as  a  director,  officer, employee or agent of another corporation, partnership, joint venture, trust  or other  enterprise,  against  expenses  (including  attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he  acted  in good faith and in  a  manner  he  reasonably  believed  to  be  in or not opposed to the  best interests  of  the  corporation, and with respect to  any  criminal  action  or proceeding, had no reasonable  cause  to  believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere  or  its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner  which  he  reasonably  believed to be in or not  opposed  to  the  best interests of the corporation, and  with  respect  to  any  criminal  action  or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION l0.2 - Actions by or in the Right of the Corporation. To the extent allowed by State law, as same  may  be  amended,  and  subject  to the required procedure thereof, the corporation shall indemnify any person who  was  or is a party  or  is  threatened  to  be  made  a  party to any threatened, pending or completed action or suit by or in the right of  the  corporation  to  procure a judgment  in  its  favor  by  reason  of the fact that he is or was a director, officer, employee, or agent of the corporation,  or  is  or  was serving at the request of the corporation as a director, officer, employee or agent of another corporation,  partnership,  joint  venture,  trust or other enterprise  against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed  to  be  in or not opposed to the best interests of the corporation and except that no indemnification  shall be  made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his  duty to the corporation unless and only to the extent that the court in which such  action  or  suit was brought shall determine upon application that, despite the adjudication  of  liability but in view of all the circumstances of the case, such person is fairly  and  reasonably entitled to indemnity for such expenses which the Court shall deem proper.

SECTION l0.3 - Determination of Conduct.  The  determination  that  an officer, director,  employee,  or  agent has met the applicable standard of conduct  set forth in Sections l0.l and  l0.2  (unless indemnification is ordered by a court or unless State law, as same may be  amended, requires otherwise) shall be made (l) by the Board of Directors by a majority  vote  of  a  quorum  consisting of directors who were not parties to such action, suit or proceeding;  (2) if such quorum  is  not  obtainable,  or  even  if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

SECTION l0.4 - Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding  shall  be paid by the corporation in  advance  of  the final disposition of such action, suit  or  proceeding  as authorized by the  Board  of  Directors in the specific case upon receipt of an undertaking by or on behalf of  the  director,  officer,  employee  or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

SECTION l0.5 - Indemnity Not Exclusive. The indemnification provided  hereunder shall  not  be  deemed  exclusive  of  any  other rights to which those seeking indemnification may be entitled under any other  By-Laws,  agreement,  vote  of stockholders  or disinterested directors or otherwise, both as to action in his official capacity  and  as  to  action  in  another capacity while holding such office, and shall continue as to a person who  has  ceased  to  be  a director, officer,  employee,  or  agent,  and  shall  inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XI - MISCELLANEOUS

SECTION ll.l - Seal. The corporate seal shall  be in such form as prescribed by the  Board of Directors. The seal may be used by  causing  it  or  a  facsimile thereof to be impressed or affixed, or otherwise reproduced.

SECTION  ll.2 - Books. The Books of the corporation may be kept (subject to any contrary provision  contained in State law) outside the State or at the offices of the corporation, or  at such other place or places as may be designated from time to time by the Board of Directors.

SECTION ll.3 - Fiscal Year.  The fiscal year end of the corporation shall be December 3l.

SECTION  ll.4  -  Severability.  The invalidity of any one or more of the provisions, clauses, sections or Articles hereof shall not affect the validity of the remaining provisions, clauses, sections or Articles.

ARTICLE XII - EMPLOYMENT CONTRACTS

No contract of employment or amendment to a contract of employment between the  Corporation  and any  person(s),  firm(s), corporation(s), partnership(s), association(s) or other entity(s), or any combination  of  any  of  the  above, whether  oral  or  in  writing, for a period of time to exceed 90 days shall be binding upon the corporation unless and until:

(i) Such contract shall have been approved by a majority vote of the Board of Directors of the Corporation, called and held in accordance with the By-Laws and,

(ii) Such approval  of  such  contract  by  the  Board of Directors of the Corporation shall have been ratified by a majority vote  by  class  of each and every class of shares entitled to vote. Such vote of the shareholders  shall be at a meeting of shareholders specifically called or such purpose, all requisite notices  having  been  given  in accordance with the corporation's Articles  of Incorporation  and  its By-Laws relative  to  calls  and  notices  for  special meetings of shareholders.

This paragraph of  the  By-Laws  shall  not be amended or eliminated until ratified by a majority vote by class of each and every class of shares entitled to vote. Such vote of the shareholders shall be  at  a  meeting of shareholders specifically called for such purpose, all requisite notices  having  been given in accordance with the corporation's Articles of Incorporation and its  By-Laws relative to calls and notices for special meetings of shareholders.

ARTICLE XIII - AMENDMENT OF BY-LAWS

These By-Laws may be altered, amended or repealed and new by-laws adopted by action of the Board of Directors.

ADOPTED, as amended at a meeting of the Directors of South Texas Oil Company, held:

January16, 2008, as to Sections 3.2 and 3.3;
February 4, 2009, as to Section 2.8 and Section 9.1, effective February 5, 2009

ATTEST:

BY: /s/ Roy D. Toulan, Jr.
Corporate Secretary